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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement of General Growth Properties, Inc. on Form S-3 (File No. 333-23035) of our report dated July 19, 1996 on our audit of the Statement of Revenues and Certain Expenses of Park Mall for the year ended December 31, 1995 which report is included in the Current Report on Form 8-K/A of General Growth Properties, Inc. dated February 18, 1997. We also consent to the reference to our firm under the caption "Experts."



                                   ADDISON, ROBERTS & LUDWIG, P.C.

Tucson, Arizona
July 2, 1997